EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form SB-2 of our report dated September 22, 2006, on the consolidated financial statements of Centerstaging Corp. (formerly known as Knight Fuller, Inc.) for the years ended June 30, 2006 and 2005.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.

/s/ Stonefield Josephson, Inc.
Los Angeles, California
March 21, 2007